Exhibit (a)(3)(2)

OneConnect Financial Technology Co., Ltd.

壹账通金融科技有限公司

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 6638)

(NYSE Stock Ticker: OCFT)

Number of shares to which this form of proxy relates (Note 1)	Ordinary Shares

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION

Cause No. FSD 204 of 2025

IN THE MATTER OF SECTIONS 14 TO 16 AND 86 OF THE COMPANIES ACT (2025 REVISION)

AND IN THE MATTER OF ORDER 102 OF THE GRAND COURT RULES (AS REVISED)

AND IN THE MATTER OF

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

壹账通金融科技有限公司

PINK FORM OF PROXY FOR USE AT THE COURT MEETING

CONVENED AT THE DIRECTION OF THE GRAND COURT OF THE CAYMAN ISLANDS
TO BE HELD ON TUESDAY, OCTOBER 28, 2025 AT 2:30 P.M. (HONG KONG TIME)

(OR ANY ADJOURNMENT THEREOF)

Pink form of proxy for use by the holders of Scheme Shares (as defined in the Scheme Document dated September 23, 2025 (the “Scheme Document”)) jointly issued by OneConnect Financial Technology Co., Ltd. (the “Company”) and Bo Yu Limited) convened by the direction of the Grand Court of the Cayman Islands to be held at Oasis Room, 8/F, Renaissance Hong Kong Harbour View Hotel, which is at 1 Harbour Road, Wan Chai, Hong Kong, on Tuesday, October 28, 2025 at 2:30 p.m. (Hong Kong time) (or at any adjournment thereof) (the “Court Meeting”).

I/We(Note  2)______________________________________________________________________________________________________________

of _______________________________________________________________________________________________________________________ being the registered holder(s) of ________________________ ordinary shares(Note  3) in the issued share capital of OneConnect Financial Technology Co., Ltd. (the “Company”) hereby appoint the Chairman of the Court Meeting (Note 4) or ______________________________________________________ of ________________________________________________________________________________________________________________________as my/our proxy to attend, act and vote for me/us and on my/our behalf as directed below (Note 5), or if no such direction is given, as my/our proxy thinks fit, for or against the scheme of arrangement referred to in the notice convening the Court Meeting (the “Scheme”) (with or without modifications) (Note 6) and in respect of any other resolution(s) that may properly come before the Court Meeting and/or any adjournment thereof.

Please tick (“✓”) the appropriate box to indicate how you wish your vote(s) to be cast(Note 5).

	FOR the Scheme (Note 5)	AGAINST the Scheme (Note 5)

Date:	2025	Signature(s)(Note 7)

Contact Phone No.: _______________________________

Notes:

1.	Please insert the number of shares to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares of the Company registered in your name(s). A Scheme Shareholder who is the holder of two or more shares in the Company may appoint more than one proxy to represent him/her/it and vote on his/her/its behalf at the Court Meeting. If more than one proxy is appointed, the number of shares in respect of which each such proxy so appointed must be specified.

2.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS. The names of all joint registered holders should be stated.

3.	Please insert the number of shares of the Company registered in your name(s).

4.	If any proxy other than the Chairman of the Court Meeting is preferred, strike out the words “the chairman of the Court Meeting or” and insert the name and address of the proxy desired in the space provided. Any holders of Scheme Shares entitled to attend and vote at the Court Meeting is entitled to appoint a proxy (who must be an individual) to attend and vote instead of him/her/it. A proxy need not be a shareholder of the Company. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE COURT MEETING WILL ACT AS YOUR PROXY. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

5.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME, PLEASE TICK (“✓”) THE BOX MARKED “FOR THE SCHEME”. IF YOU WISH TO VOTE AGAINST THE SCHEME, PLEASE TICK (“✓”) THE BOX MARKED “AGAINST THE SCHEME”. IT IS REQUESTED THAT YOU VOTE ALL OF THE SHARES REGISTERED IN YOUR NAME(S) EITHER FOR THE SCHEME OR AGAINST THE SCHEME AND NOT TO VOTE SOME OF THE SHARES REGISTERED IN YOUR NAME(S) FOR THE SCHEME AND SOME OF THE SHARES REGISTERED IN YOUR NAME(S) AGAINST THE SCHEME. If no direction is given or if fail to tick either box, your proxy will vote or abstain at his/her discretion. Your proxy will also be entitled to vote at his/her discretion on any resolution properly put to the Court Meeting other than those referred to in the notice of the Court Meeting.

IMPORTANT: EACH HOLDER OF SCHEME SHARE(S) (OTHER THAN HKSCC NOMINEES LIMITED AND THE DEPOSITARY) IS ONLY ENTITLED TO SUBMIT ONE PROXY FORM FOR THE COURT MEETING. SAVE FOR HKSCC NOMINEES LIMITED AND THE DEPOSITARY, WHO MAY VOTE BOTH FOR AND AGAINST THE SCHEME, IF MORE THAN ONE PROXY FORM IS SUBMITTED BY A HOLDER OF SCHEME SHARE(S) AND THE VOTING INSTRUCTIONS REQUIRE THE PROXIES TO VOTE BOTH FOR AND AGAINST THE SCHEME, THE PROXY FORMS WILL NOT BE ACCEPTED. IF MORE THAN ONE PROXY FORM IS SUBMITTED BY A HOLDER OF SCHEME SHARE(S) AND THE VOTING INSTRUCTIONS REQUIRE THE PROXIES TO VOTE EITHER FOR OR AGAINST THE SCHEME, BUT NOT BOTH FOR AND AGAINST THE SCHEME, THE CHAIRMAN OF THE COURT MEETING SHALL HAVE ABSOLUTE DISCRETION AS TO WHETHER OR NOT TO ACCEPT THOSE PROXY FORMS.

6.	The full text of the Scheme and the Explanatory Memorandum (as defined in the Scheme) are incorporated in the Scheme Document despatched to shareholders of the Company dated September 23, 2025.

7.	This form of proxy must be signed by you or your attorney duly authorized in writing. In case of a corporation, the same must be either under its common seal or under the hand of an officer or attorney duly authorized. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT.

8.	Where there are joint registered holders of any share, any one of such persons may vote at the meeting, either personally or by proxy, in respect of such share as if he/she were solely entitled thereto; but if more than one of such joint holders be present at the meeting personally or by proxy, the vote of the senior shall be accepted to the exclusion of the votes of the other joint holders in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register of members in respect of the relevant joint holding.

9.	In order to be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (for holders of Shares), at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong not less than 48 hours before the time appointed for the Court Meeting or the adjourned meeting (as the case may be). Alternatively, this form of proxy may be handed to the chairman of the Court Meeting at the Court Meeting (who shall have absolute discretion as to whether or not to accept it).

10.	Completion and delivery of the form of proxy will not preclude you from attending and voting at the Court Meeting or any adjournment thereof if you so wish. In the event that you attend and vote at the Court Meeting or any adjournment thereof after having lodged your forms of proxy, the relevant forms of proxy will be revoked by operation of law.

11.	The Scheme will be voted upon by way of poll at the Court Meeting.

12.	References to time and dates in this form of proxy are to Hong Kong time and dates unless otherwise specified.

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Court Meeting of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address or by email to PrivacyOfficer@computershare.com.